Exhibit 21.1

LIST OF SUBSIDIARIES OF INERGY, L.P. AS OF NOVEMBER 29, 2010

Name	Jurisdiction

Arlington Associates Limited Partnership	Massachusetts

Arlington Storage Company, LLC	Delaware

Central New York Oil And Gas Company, L.L.C.	New York

Finger Lakes LPG Storage, LLC	Delaware

Inergy ASC, LLC	Delaware

Inergy Canada Company	Nova Scotia

Inergy Finance Corp.	Delaware

Inergy Gas Marketing, LLC	Delaware

Inergy Midstream, LLC	Delaware

Inergy Partners, LLC	Delaware

Inergy Pipeline East, LLC	Delaware

Inergy Propane, LLC	Delaware

Inergy Sales & Service, Inc.	Delaware

Inergy Storage, Inc.	Delaware

Inergy Transportation, LLC	Delaware

IPCH Acquisition Corp.	Delaware

L & L Transportation, LLC	Delaware

Liberty Propane GP, LLC	Delaware

Liberty Propane Operations, LLC	Delaware

Liberty Propane, L.P.	Delaware

Stellar Propane Service, LLC	Delaware

Steuben Gas Storage Company	New York

Tres Palacios Gas Storage, LLC	Delaware

US Salt, LLC	Delaware

Certain subsidiaries of Inergy, L.P. do business under the following names:

A Better Gas

Able Propane

Action Gas

Alliance Propane

Bells Mills Gas

Bells Mills Trading Post

Blue Ridge Propane

Fairmont Gas

Fairmont/Rowland Gas

Four Corners Propane

Garner Gas

Gasco

Holidaygas

Hubbard Industrial Gas

Jenkins Gas

Jenkins Gas & Oil

Jenkins Gas of Pittsboro

Jenkins Gas of Rockingham

Legacy Propane

Mid State Gas

Nantucket Propane

Navajo Butane

Owns Gas

Permagas

Precision Propane

Propane Service

Rice’s Gas & Oil

Rocky Mountain Propane

Rowland Propane

SunEnergy Propane

The Jenkins Group

Thriftway Propane

Tony Yates Gas Service

Valencia Propane

Weiser Offload

West Valley Propane

Yates Gas

Arrow Gas

Atlas Gas

Bastrop Propane

Bay Cities Gas

Bayless Gas

Best Butane Co.

Blue Flame Gas

Blu-Gas

Bradley Propane

Burnet Propane

Burnwell Propane

Centex Butane Co.

Choctaw Propane

Coleman Propane

Coleman’s Gas

Country Gas

Deck’s Propane

DeCock Bottled Gas

Deerfield Valley Energy

DiFeo Oil & Propane

Direct Propane

Dobbins Propane

Dorsey Propane Gas Company

Dowdle Gas

East Side Hoosier Propane

Economy Oil

Energy Direct

F&S Propane

F.G. White

F.G. White Energy

Farm & Home

Farmer LP Gas Co.

Frankston Reliance Gas Co.

Gas Tec

Gaylord Gas

Gilbet Gas Co.

Gilmer Butane Gas & Electric

Graeber Brothers

Great Lakes Propane

H & S Gas

H. John Davis

Hall Propane Co.

Hancock Gas Company

Hancock Gas Service

Hancock Propane Company

Harper/Shelby L.P. Gas

Highland Propane Company

Hoosier Propane

Independent Gas Co.

Independent Propane Co.

Inergy Services

Ira Wyman Fuels

Kissimmee/St. Cloud Gas

Knowles LP Gas

Lagasco Propane

Little’s Gas Service

Live Oak Gas Co.

Maingas

Maingas Service & Appliance

Marshall Propane

McBride Oil & Propane

McCracken Propane

Merle Oil

MGS Propane

MGS Propane

Mid-Hudson Valley Propane

Midtex LP Gas

Modern Gas

Moulton Gas Service

Mt. Vernon Bottled Gas

Nelson Propane

Newton’s Gas

Northwest Energy

Northwest Propane

Ohio Gas

Ottawa Gas

Pearl Gas

Pennington Gas Service

Pennys Propane Co.

Petersen Propane Company

Petoskey Propane

Plum Creek Propane

Premier Propane

Progas

ProGas Propane

Pro-Gas Sales and Service Company

Propane Gas Service Co.

Propane Sales

Pulver Gas

Pyrofax Energy

Pyrofax Propane

Pyrofax Propane

Quality Propane

Quality Southeast Propane

Reliance Gas Co.

Rice Energy

Rice Oil and Propane

Riverside Gas & Oil

Robbins Propane

Rural Natural Gas

Saam Propane

Sarpol Gas

Schenck Gas Services

Schenck Propane

Schrader Fire Equipment

Shade Propane

Shelby LP Gas

Silgas

Southeast Propane

Spe-D-Gas Company

Steffen Oil

Steinheiser Propane

Stevens Energy

Sullivan County Gas Service

Sullivan County Propane

Tarkington Propane Inc.

Taylor Propane Gas Co.

Tri-State Fire Extinguisher

Tru-Gas

United Propane

Valley Propane Company

Willis Propane